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                                                                    Exhibit 10.2

                                                        Adopted: January 31,1994
                                                        Amended: March 9, 1994



                   MOTOROLA LONG RANGE INCENTIVE PLAN OF 1994


1.   NAME OF THE PLAN AND PLAN OBJECTIVES

     The name of the Plan is the Motorola Long Range Incentive Plan of 1994 (the "Plan"). The objectives of the Plan are:

     a. To increase the value of the stockholders' investment in Motorola, Inc. common stock through the achievement of outstanding corporate performance;

     b. To reward participating executives for the Company's achieving outstanding performance, based on preestablished objective performance standards, over extended periods;

     c. To provide long term incentives in addition to the short term incentives of the Motorola Executive Incentive Plan, as amended; and

     d.   To enhance the Company's ability to retain participating executives.

2.   DEFINITIONS

     For the purpose of the Plan, unless the context provides otherwise:

     a. The term "Committee" shall mean the Compensation Committee of the Board of Directors of Motorola, Inc. or any successor committee.

     b.   The term "Company" shall mean Motorola, Inc.

     c. The term "Cycle" shall mean a period equal to four consecutive fiscal years of the Company.

     d. The term "Eligible Employee" shall mean any elected officer of the Company.

     e. The term "Grantee" shall mean any elected officer of the Company who is or has been eligible to receive an award under the Plan.

3.   STOCKHOLDER APPROVAL

     Awards, if any, granted under the Plan are contingent on receiving approval of the Plan by the stockholders of the Company, by a majority of the shares voting at a meeting of the stockholders, prior to payment of awards, if any.

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4.   RESERVE FOR THE PLAN

     The Company may, with respect to each Cycle, commencing with the Cycle beginning January 1, 1994, set up a reserve for the purpose of the Plan in such amount as may be determined by the Company in its sole discretion. Nothing in the Plan shall be construed to obligate the Company to set up a reserve for the Plan. The failure of the Company to set up a reserve for the Plan in any given year shall not be deemed to effect termination of the Plan.

5.   COMMITTEE

     The Committee shall have full power and authority to construe, interpret and administer the Plan, and each decision of the Committee shall be final, conclusive and binding upon all persons.

     At the beginning of each Cycle, the Committee shall determine (1) which of the Company's Eligible Employees are in positions in which they are likely to make substantial long term contributions to the Company's success and therefore participate in the Plan for the Cycle, and (2) which award level category each participant is assigned to.

     After the close of each Cycle, the Committee shall determine and certify the extent to which the performance measures/metrics and other terms and conditions, if any, relating to the achievement of the performance measures/metrics were satisfied.

6.   COMPARATOR COMPANIES AND PERFORMANCE MEASURES/METRICS

     At the beginning of each Cycle, the Committee shall determine the comparator companies (Exhibit A) to be used in comparing performance and the objective measures/metrics for the Cycle. The measures/metrics to be used for this purpose shall be Return on Net Assets, Shareholder Return, Sales Growth and Fundable Growth (Exhibits B and C), each of which shall be weighted 25%.

     In the event that the financial reports of one or more of the comparator companies is not published for one or more years of a Cycle, such company or companies shall be excluded from the calculations of comparator company performance for such Cycle.

7.   AWARD LEVEL CATEGORIES, MAXIMUM AWARDS AND CALCULATION OF AWARDS

     Each participant shall be assigned by the Committee to one of the following categories, with the associated maximum award, at the beginning of each Cycle:

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
          Award Level              Maximum Award As Percent
           Category                Of Annualized Base Salary
          -----------              -------------------------
               A                             200%
               B                             150
               C                             100

     The Company's actual performance for the Cycle in relation to the objective performance measures/metrics shall determine the percent of the maximum award to be paid to each Grantee. This percent shall be multiplied by the maximum award for each Grantee (i.e., 200%, 150% and 100% for award level categories A, B and C, respectively) to calculate the award, as a percent of annualized base salary, to be paid to each Grantee. For the purpose of computing the maximum dollar amount of the award for each Grantee, the lesser of (1) 125% of annualized base salary on January 1 of the first year of the Cycle, or (2) 100% of annualized base salary on December 31 of the last year of the Cycle, shall be used. The maximum dollar amount of the award for any Grantee for any Cycle shall not exceed $5 million.

8.   PAYMENT OF AWARDS

     After performance has been determined by the Committee, awards, if any, shall be paid in cash. Until the awards are paid to the Grantee as herein provided, the unpaid awards shall be retained by the Company (without liability for interest, unless interest is provided for by the Committee in accordance with the provisions of this Section 8). All awards shall be payable in full at the time the performance has been determined by the Committee, provided that the Committee may specify that awards shall be paid (a) in installments, (b) on a deferred basis, in whole or in part, until some future date or dates specified by the Committee or (c) upon the written request of a Grantee, on a deferred basis, in whole or in part, until some future date or dates specified in the request and agreed to by the Committee; provided however, that with respect to awards deferred at the request of a Grantee as to any Cycle, such request for deferral shall be irrevocable as to such Cycle, and provided further, that such irrevocable written request must be received by the Committee on or before December 31 of the last year of the Cycle for which the award is payable. With respect to awards not payable in full at the time of the award, the Committee shall have full power and authority in its sole discretion to set all terms and conditions relating thereto, including, but not limited to (i) the payment date or dates if payment of the award is deferred by the Committee under (b) above or if the award is payable in installments and (ii) the forfeiture provisions, if any, which shall apply to awards deferred by the Committee under (b) above - it being the intent that the forfeiture provisions contained in this Section 8 shall not apply to awards deferred by the Committee under (b) above unless the Committee expressly provides for their applicability as a term or condition of the deferral and then they shall apply only to the extent so provided. The Committee shall also have the power and authority to provide forfeiture provisions

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with respect to awards it defers under (b) above which are different from those contained in this Section 8 and forfeiture provisions with respect to awards payable in installments or deferred at the request of a participant which are additional to those contained in this Section 8. As to awards not payable in full at the time of the award, the Committee may impose such terms, conditions, restrictions and forfeitures with respect thereto as it shall determine to be in the best interests of the Company and to effect the purposes of the Plan.
The Committee may provide that interest shall be paid out of the reserve, if any, or by the Company, on the amount of any award payable in installments under (a) above, or deferred in whole or in part by the Committee under (b) above, or deferred in whole or in part at the request of any Grantee with the agreement of the Committee under (c) above. If the Committee provides for the payment of interest with respect to any such award, such interest shall be accrued as of the last day of each fiscal quarter of the Company, shall be credited to an account which shall be established by the Company in the name of the Grantee and shall be compounded as of the end of each such fiscal quarter. Accumulated interest shall be distributed to the Grantee at the time or times the award is paid out. In the case of awards payable in installments and deferred awards which are not paid out in a single sum, the interest to be distributed shall be proportionate to the amount of the award being paid at the time. The rate of interest to be paid shall be set by the Committee at the time of the grant of the award to which it relates. The Committee is authorized to change the rate of interest at any time and to set different rates for different Grantees and for differing circumstances.

     If the Committee shall determine that the actions or conduct of a Grantee have been in a manner adverse, or in any way contrary, to the best interests of the Company, such Grantee shall lose any right to receive any portion of any installment, or deferred payment, or amount that would otherwise have been paid subsequent to the first of the month in which such act or conduct first occurred, provided, however, that in no case shall the Grantee lose the right to be paid the Grantee's unpaid awards or award, as the case may be, as of a date prior to January 1 of the year in which the determination resulting in such loss of right is made, and provided further, that no installment, deferred payment or amount delivered or paid prior to the date of such determination shall be required to be returned. The determination as to whether any act or conduct of a Grantee is adverse, or in any way contrary, to the best interests of the Company shall be made by the Committee under such procedure as may from time to time be prescribed by the Committee and shall be made in the absolute discretion of the Committee. Any determination so made, including any determination of the time at which such act or conduct first occurred, shall be conclusive. The provisions relating to forfeiture contained in this subparagraph shall not apply to awards deferred by the Committee under clause (b) in the first subparagraph of this Section 8 unless and to the extent specifically made applicable by the Committee.

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     A Grantee whose employment terminates by dismissal for cause, as determined by the Committee in its sole discretion, or who voluntarily terminates employment with the Company or any of its subsidiaries shall, unless otherwise determined by the Committee in connection with such termination of employment, lose any right to receive any unpaid installments or deferred payments. A Grantee whose employment terminates for any reason other than by death or as set forth in the preceding sentence shall, unless otherwise determined in connection with the termination of the Grantee's employment, continue to be paid any unpaid installments or deferred payments in the same manner as though the Grantee's employment had continued without interruption until such awards are fully paid. The provisions relating to forfeiture contained in this subparagraph shall not apply to awards deferred by the Committee under clause (b) in the first subparagraph of this Section 8 unless and to the extent specifically made applicable by the Committee.

     If it shall be determined by the Committee that a Grantee who was permitted to retain the right to receive any unpaid installments or deferred payments upon termination of employment has, after such termination of employment, engaged, directly or indirectly, in any activity which is in competition with any activity of the Company or whose actions or conduct, either prior to or after such termination of employment, has been in a manner adverse or in any way contrary to the best interests of the Company, such Grantee shall, unless otherwise determined, lose any right to receive any unpaid installments or deferred payments as of the first of the month in which such competitive activity or such act or conduct first occurred, provided, however, that in no case shall the Grantee lose the right to receive any unpaid installments or deferred payments as of a date prior to January 1 of the year in which the determination resulting in such loss of right is made, and provided further, that no installment or amount delivered or paid prior to the date of any such determination shall be required to be returned. Each determination provided for in this subparagraph shall be made by the Committee under such procedure as may from time to time be prescribed by the Committee and shall be made in the absolute discretion of the Committee. Any determination so made, including any determination of the time at which such competitive activity or such act or conduct first occurred, shall be conclusive. The provisions relating to forfeiture contained in this subparagraph shall not apply to awards deferred by the Committee under clause (b) in the first subparagraph of this Section 8 unless and to the extent specifically made applicable by the Committee.

     A Grantee who loses the right to be paid any unpaid installments or deferred payments shall receive forthwith all portions of such Grantee's awards, unpaid but earned installments or deferred payments not otherwise forfeited in accordance with this Section 8. The unpaid portions of installments or deferred payments which are forfeited shall be credited to the reserve, if any, for the Plan, or if there is no reserve, shall be retained by the Company.

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     If a Grantee dies, the Grantee's unpaid and undelivered awards shall be paid and delivered to the beneficiary previously designated by such Grantee in writing, or, if such Grantee did not designate any beneficiary in writing or if all of the Grantee's designated beneficiaries predeceased the Grantee, to the Grantee's legal representative at such time and in such manner as if such Grantee were living and in service with the Company unless the Committee in its sole and absolute discretion accelerates such payment and delivery.

     Notwithstanding the foregoing provisions of this Section 8 or any of the eligibility requirements of the Plan, in the event of a Change in Control, all Grantees on the date of the Change in Control shall have a fully vested and nonforfeitable right to receive all amounts of awards which remain payable under
(a) above or which were previously deferred under (b) or (c) above, and no amendment, suspension, curtailment or termination of the Plan shall adversely affect or terminate such vested and nonforfeitable right to receive any award granted under the Plan.

     For purposes of the Plan, a "Change in Control" shall mean a Change in Control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act") whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if (A) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities (other than the Company, any employee benefit plan of the Company, any "person" who is a natural person and was shown as the "beneficial owner", directly or indirectly, of securities of the Company representing more than 5% of the combined voting power of the Company's securities in the Company's Proxy Statement dated earlier than, but closest to, the date the Plan is approved by the Company's stockholders, and, for purposes of the Plan, no Change in Control shall be deemed to have occurred as a result of the "beneficial ownership," or changes therein, of the Company's securities by any of the foregoing), (B) there shall be consummated (i) any consolidation or merger of the Company in which the Company is not the surviving or continuing corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have (directly or indirectly) at least an 80% ownership interest in the outstanding Common Stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, (C) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, or (D) as a result of, or in connection with, any cash tender offer,

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exchange offer, merger or other business combination, sale of assets, proxy or consent solicitation (other than by the Board of Directors ("Board") of the Company ), contested election or substantial stock accumulation (a "Control Transaction"), the members of the Board immediately prior to the first public announcement relating to such Control Transaction shall thereafter cease to constitute a majority of the Board.

     Furthermore, in the event a Grantee's employment with the Company terminates within a year of a Change in Control, that Grantee shall receive an award(s) for the Cycle(s) in which the Grantee's employment is terminated. Such award(s) shall be prorated from the first day of the Cycle(s) in which the Grantee's employment is terminated up to the date of termination of employment. This pro rata share of the award(s) shall be paid within thirty days after the date on which the Grantee's employment is terminated.

     A Grantee shall be entitled to a pro rata award(s) if his or her employment with the Company is terminated for any reason (including disability or retirement) except: (a) when the relevant Change in Control occurs as a result of a transaction or transactions initiated by the Company, other than a transaction or transactions initiated by the Company in response to or otherwise in connection with an unsolicited proposal to the Company which would result in a Change in Control, or (b) the Company terminates the Grantee's employment with the Company or a subsidiary of the Company for good cause. For purposes of the Plan, "good cause" means (a) the conviction of a Grantee of any criminal violation involving dishonesty, fraud or breach of trust, or (b) the Grantee's willful engagement in gross misconduct in the performance of his or her duties that materially injures the Company.

9.   NATURE OF GRANTEE'S RIGHTS UNDER THE PLAN

     Neither the adoption of the Plan, nor any modification thereof, nor any payment thereunder, shall be construed as giving to the Grantee or any person whomsoever any legal or equitable rights against the Company or its officers or directors or as giving any Grantee the right to be retained in the service of the Company or any of its subsidiaries. No loan shall be made to any Grantee by the Company because one or more payments might be made to the Grantee under the Plan. No Grantee shall have any right to assign, transfer, appropriate, encumber, commute or anticipate any payment that might be made to the Grantee under the Plan, and no benefits, rights or interest of a Grantee under the Plan shall in any way be subject to any legal process to levy upon, garnishee or attach the same for payment of any claim against the Grantee, nor shall any Grantee have any right of any kind whatsoever under the Plan other than the right to receive any payment as and when it is due and payable under the terms of the Plan.

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10.  ADMINISTRATION OF THE PLAN

     The Committee shall keep and maintain records and accounts which will accurately disclose at all times the reserve for the Plan, if any, for each year during which the Plan is in effect, the awards made under the Plan, the payment or other disposition of these awards, and any other pertinent information with respect to the activities of the Committee.

     The fiscal year of the Plan shall at all times be the same as the fiscal year of the Company.

     The Company may consult with counsel, who may be of counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel.

     The expenses of administering the Plan shall be borne by the Company and shall not be charged against the reserve for the Plan, if any.

11.  INDEMNIFICATION AND EXCULPATION

     Each person who is or shall have been a member of the Board or of the Committee shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof (with the Company's written approval) or paid by such person in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of such person's bad faith, subject, however, to the condition that upon the institution of any claim, action, suit or proceeding against such person, such person shall in writing give the Company an opportunity, at its own expense, to participate in, and to the extent it may wish, to assume the defense thereof before such person undertakes to handle it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.

     Each member of the Board or of the Committee, and each officer and employee of the Company shall be fully justified in relying or acting upon any information furnished on behalf of the Company by any person or persons other than himself or herself in connection with the administration of the Plan. In no event shall any person who is or shall have been a member of the Board or of the Committee, or any officer or employee of the Company, be liable for any determination made or other action taken or any omission to act in reliance upon any such

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information, or for any action (including the furnishing of information) taken or any failure to act, if in good faith.

12.  AMENDMENT OF THE PLAN

     The Plan may be amended from time to time by the Board or the Committee and may be terminated at any time by the Board.

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